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                                                                     EXHIBIT 2.1


                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER


         AMENDMENT NO. 1 dated as of September 20, 2000 to the Agreement and Plan of Merger dated as of June 25, 2000 (the "Merger Agreement") among Nabisco Group Holdings Corp., a Delaware corporation (the "Company"), R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation ("Parent"), and RJR Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary").

                                   WITNESSETH

         WHEREAS, the parties hereto desire to amend the Merger Agreement in certain respects;

         NOW THEREFORE, the parties hereto agree as follows:

         Section 1. Amendment to Section 2.01 of the Merger Agreement. Section
2.01 of the Merger Agreement is hereby amended by adding thereto the following new subsection 2.01(d):

                  "(d) Notwithstanding Section 2.01(a), at the election of Parent, at the Effective Time the Company shall be merged with and into Merger Subsidiary, and Merger Subsidiary shall be the surviving corporation. In such event: all references to the term "Merger" shall be deemed references to the merger contemplated by this Section 2.01(d); all references to the term "Surviving Corporation" shall be deemed references to Merger Subsidiary; all references to the term "EffectiveTime" shall be deemed references to the time at which the certificate of merger is duly filed with the Delaware Secretary of State or at such later time as is specified in the certificate of merger with respect to the merger contemplated by this Section 2.01(d). Notwithstanding, Section 3.01, in the event the merger contemplated by this Section 2.01(d) is implemented, the certificate of incorporation of Merger Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law."

         Section 2. Effectiveness. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         Section 3. Effect of Amendment. Except as amended hereby, the Merger Agreement shall remain unchanged. The Merger Agreement as amended hereby shall continue in full force and effect. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Merger Agreement shall, after this Amendment becomes effective, refer to the Merger Agreement as amended hereby.

         Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

         Section 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.



                            NABISCO GROUP HOLDINGS CORP.



                            By: /s/ James A. Kirkman, III
                                ------------------------------------------------
                                Name:  James A. Kirkman, III
                                Title: Senior Vice President,
                                       General Counsel & Secretary



                            R.J. REYNOLDS TOBACCO HOLDINGS, INC.



                            By: /s/  Charles A. Blixt
                                ------------------------------------------------
                                Name:  Charles A. Blixt
                                Title: Executive Vice President, General Counsel




                            RJR ACQUISITION CORP.



                            By: /s/  Charles A. Blixt
                                ------------------------------------------------
                                Name:  Charles A. Blixt
                                Title: President